Exhibit 10.4

NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR STATE LAW OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

$3,133,934	October 12, 2017

PHOTOMEDEX, INC.

SECURED CONVERTIBLE PAYOUT NOTE DUE OCTOBER 12, 2018

FOR VALUE RECEIVED, PhotoMedex, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of Dolev Rafaeli (the “Holder”), the principal amount of Three Million One Hundred Thirty-Three Thousand Nine Hundred Thirty-Four Dollars ($3,133,934) (the “Principal Amount”), together with interest as hereinafter provided, on October 12, 2018 (the “Maturity Date”).

This Secured Convertible Payout Note (this “Note”) is being issued in connection with the closing of the transactions contemplated by that certain Interest Contribution Agreement, dated March 31, 2017 (the “Contribution Agreement”), by and among First Capital Real Estate Operating Partnership, L.P., a Delaware limited partnership, First Capital Real Estate Trust Incorporated, a Maryland corporation, FC Global Realty Operating Partnership, LLC, a Delaware limited liability company, and the Company. All capitalized terms used but not otherwise defined in this Note shall have the same meanings ascribed to them in the Contribution Agreement.

By his receipt hereof, the Holder acknowledges and agrees that: (i) the Principal Amount represents, as of the date hereof, the full and complete amount of all compensation liabilities owed by the Company and its Subsidiaries and affiliates to the Holder (“Compensation Liabilities”); (ii) all such Compensation Liabilities are being memorialized in this Note and no other oral or written agreement, document or instrument; and (iii) upon payment in full of all obligations hereunder, the Company shall have repaid all Compensation Liabilities to the Holder.

Any payments on account of the Note shall be applied first to interest and then to principal.

Interest on the outstanding Principal Amount shall be paid in: (i) cash or (ii) at the election of the Holder, in restricted shares of the Company’s common stock, par value $.01 per share (“Common Stock”) as provided in Article 1(a). Interest shall be paid at the rate of ten percent (10%) per annum and shall be payable monthly in arrears commencing on December 1, 2017 (each such payment, a “Monthly Interest Payment” and each date of such payment, an “Interest Payment Date”). Interest shall be computed on the basis of a 360-day year, and any partial periods (other than monthly) shall be computed using the number of days actually elapsed.

The Principal Amount shall be mandatorily convertible into shares of Common Stock as provided in Article 1(b).

The Company’s obligations under this Note are subject to a security interest in all of the Company’s assets, which security interest shall be memorialized in a Security Agreement entered into between the Holder and the Company as of the date hereof (the “Security Agreement”).

Article 1.
CONVERSION

(a)           Interest. Should the Holder elect to have a Monthly Interest Payment paid in shares of Common Stock (such shares, the “Interest Shares”), the Holder shall make such election by written notice delivered to the Company not less than three (3) NASDAQ Trading Days prior to the applicable Interest Payment Date. The number of Interest Shares to be issued to the Holder shall be determined by dividing: (i) the applicable interest payment owed by (ii) the VWAP with respect to on-exchange transactions in Common Stock executed on the NASDAQ during the thirty (30) NASDAQ Trading Days ending five (5) NASDAQ trading days prior to the applicable Interest Payment Date as reported by Bloomberg L.P. Any Interest Shares shall be delivered to the Holder with five (5) Business Days of the applicable Interest Payment Date.

(b)          Principal. The Principal Amount shall be mandatorily convertible on the Maturity Date into restricted shares of Common Stock (such shares, the “Principal Shares”) which shall be delivered within three (3) Business Days of the Maturity Date. The Number of Principal Shares to be issued to the Holder shall be determined by dividing: (i) the Principal Amount by (ii) a price (the “Note Conversion Price”) equal to the lower of (A) the Per Share Value or (B) the VWAP with respect to on-exchange transactions in Common Stock executed on the NASDAQ during the thirty (30) NASDAQ Trading Days prior to the Maturity Date as reported by Bloomberg L.P; provided, however, that the Note Conversion Price shall (except as adjusted pursuant to Article 1(f)) in no event be less than $1.75 per share (the “Floor Price”). In the event that the Note Conversion Price on the Maturity Date is lower than the Floor Price, then the Company may, in its discretion undertaken by a vote of a majority of the disinterested members of the Company’s board of directors, elect to either: (i) pay the Principal Amount in cash to the Holder or (ii) extend the Maturity Date for a period of sixty (60) days, at the conclusion of which the foregoing mechanism for determining the Note Conversion Price and repayment of the Principal Amount shall be determined with finality; provided, however, that at the conclusion of such sixty (60) day period, no Floor Price shall apply in the determining the Note Conversion Price and the Principal Shares shall be issued within three (3) Business Days of the extended Maturity Date.

(c)           Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall be issuable upon the conversion of this Note. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, non-assessable.

(d)           Fractional Shares. Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock. All fractional shares shall be rounded up to the nearest whole number of shares.

(e)           Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance of such shares upon transfer shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(f)           Adjustments for Stock Dividends, Splits and Other Capital Transactions. If the Company, at any time from and after the date of this Note and as long as this Note is outstanding: (i) shall pay a stock dividend, effect a stock split or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of any class of capital stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, (iii) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Note Conversion Price shall be computed on the applicable measuring date to reflect such occurrences. Any adjustment made pursuant to this Article 1(f) shall become effective on the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(g)           Subsequent Rights Offerings. In addition to any adjustments pursuant to Article 1(f) above, if at any time the Company grants, issues or sells any Common Stock Equivalents (as defined below) or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder of will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(h)           Pro Rata Distributions. During such time as this Note is outstanding, if the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete Conversion of this Note immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

(i)           Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Principal Share or Interest Share, as the case may be, that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction. For purposes of any such conversion, the determination of the Note Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Note Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Note with the same terms and conditions as this Note that is otherwise consistent with the foregoing provisions and evidencing the Holders’ right to convert this Note into Alternate Consideration. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of Company under this Note and the other Transaction Documents in accordance with the provisions of this Article 1(i) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(j)           Calculations. All calculations under this Article 1 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Article 1, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

(k)          Notice to the Holders.

(i)           Adjustment to Note Conversion Price. Whenever the Note Conversion Price is adjusted pursuant to any provision of this Article 1, the Company shall promptly deliver to Holder a notice setting forth the Note Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii)           Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to Holder at its last address as it shall appear upon the stock books of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert the Principal Amount and accrued, but unpaid interest thereon (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Article 2.
EVENTS OF DEFAULT

(a)           Events of Default Defined. The entire unpaid Principal Amount of this Note, together with interest thereon shall, on written notice to the Company given by the Holder of this Note, forthwith become and be due and payable without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived, if any one or more the following events (“Events of Default”) shall have occurred and be continuing; provided, however, that no notice shall be required and this Note shall automatically become due and payable if any of the events described in Article 2(a)(iii) through (vi) occurs. An Event of Default shall occur:

(i)            if failure shall be made in the payment of the Principal Amount or any interest under or on this Note when, as and in the manner (i.e., cash or Common Stock) as the same shall become due pursuant to the terms hereof; or

(ii)           if the Company shall violate or breach to a material extent any of the representations, warranties and covenants contained in this Note or the Security Agreement and such violation or breach shall continue for thirty (30) days after written notice of such breach shall been received by the Company from the Holder; or

(iii)          if the Company shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy, or an answer seeking reorganization in a proceeding under any bankruptcy law (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or an arrangement, composition, extension or adjustment with its or their creditors, or shall, in a petition in bankruptcy filed against it or them be adjudicated a bankrupt, or the Company or its board of directors or a majority of its stockholders shall vote to dissolve or liquidate the Company; or

(iv)          if an involuntary petition shall be filed against the Company seeking relief against the Company under any now existing or future bankruptcy, insolvency or other similar law providing for the reorganization or winding up of corporations, or an arrangement, composition, extension or adjustment with its or their creditors, and such petition shall not be vacated or set aside within ninety (90) days from the filing thereof; or

(v)           if a court of competent jurisdiction shall enter an order, judgment or decree (not subject to appeal) appointing, without consent of the Company, a receiver, trustee or liquidator of the Company, or of all or any substantial part of the property of the Company, or approving a petition filed against the Company seeking a reorganization or arrangement of the Company under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, or any substantial part of the property of the Company shall be sequestered; and such order, judgment or decree shall not be vacated or set aside within ninety (90) days from the date of the entry thereof; or

(vi)          if, under the provisions of any law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Company or of all or any substantial part of the property of the Company and such custody or control shall not be terminated within ninety (90) days from the date of assumption of such custody or control.

Article 3.
REGISTRATION RIGHTS

The Company hereby grants the following registration rights to the Holder.

(a)           Registration Statement. The Company shall file with the Securities and Exchange Commission (the “SEC”) not later than thirty (30) days after the date of this Note a registration statement on an appropriate form (the “Registration Statement”) covering the resale of the Principal Shares and the Interest Shares (collectively, the “Shares”) issuable upon conversion of this Note and shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective within one hundred twenty (120) days following the date hereof. Notwithstanding anything to the contrary herein, at any time, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company, in the best interest of the Company and otherwise required (a “Grace Period”); provided, that the Company shall promptly: (i) notify the Holder in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Holder) and the date on which the Grace Period will begin, and (ii) use commercially reasonable efforts to resolve any issue that makes disclosure of the material, non-public information not in the best interests of the Company.

(b)          Registration Procedures. In connection with the Registration Statement, the Company will:

(i)            Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective with respect to the Holder until all the Shares owned by such Holder may be resold without restriction under the Securities Act; and

(ii)           Immediately notify the Holders when the prospectus included in the Registration Statement is required to be delivered under the Securities Act of 1933, as amended (the “Securities Act”), of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. If the Company notifies the Holders to suspend the use of any prospectus until the requisite changes to such prospectus have been made, then the Holders shall suspend use of such prospectus. In such event, the Company will use its commercially reasonable efforts to update such prospectus as promptly as is practicable.

(c)           Provision of Documents etc. In connection with the Registration Statement, the Holder will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. The Company may require the Holder, upon five business days’ notice, to furnish to the Company a certified statement as to, among other things, the number of Shares and the number of other shares of the Company’s Common Stock beneficially owned by such Holder and the person that has voting and dispositive control over such shares. The Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act, if applicable, in connection with sales of Shares pursuant to the Registration Statement.

(d)           Expenses. All expenses incurred by the Company in complying with this article, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of transfer agents and registrars are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of the Shares, including any fees and disbursements of any counsel to the Holder, are called “Selling Expenses.” The Company will pay all Registration Expenses in connection with the Registration Statement. Selling Expenses in connection with the Registration Statement shall be borne by the applicable Holder.

(e)          Indemnification and Contribution.

(i)            The Company will, to the extent permitted by law, indemnify and hold harmless the Holder, and, as applicable, each officer of Holder, each director of Holder, and each other person, if any, who controls Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder or such other person (a “controlling person”) may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (“Claims”) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at the time of its effectiveness, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will, subject to the limitations herein, reimburse such Holder and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the Company shall not be liable to Holder to the extent that any Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by such Holder or any such controlling person in writing specifically for use in the Registration Statement or related prospectus, as amended or supplemented.

(ii)           The Holder will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter, each officer of the Company who signs the Registration Statement and each director of the Company against all Claims to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such Holder will be liable hereunder in any such case if and only to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Holder, as such, furnished in writing to the Company by such Holder specifically for use in the Registration Statement or related prospectus, as amended or supplemented.

(iii)          Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this section and shall only relieve it from any liability which it may have to such indemnified party under this section except and only if and to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this section for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. The indemnifying party shall not be liable for any settlement of any such proceeding affected without its written consent, which consent shall not be unreasonably withheld.

(iv)          In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either (i) the Holder, or any controlling person of the Holder, makes a claim for indemnification pursuant to this section but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this section provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Holder or controlling person of the Holder in circumstances for which indemnification is not provided under this section, then, and in each such case, the Company and the Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in a manner that reflects, as near as practicable, the economic effect of the foregoing provisions of this section. Notwithstanding the foregoing, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f)           Delivery of Unlegended Shares.

(i)            Within three business days (such business day, the “Unlegended Shares Delivery Date”) after the business day on which the Company has received (i) a notice that Shares have been sold either pursuant to, and in compliance with, the Registration Statement or Rule 144 under the Securities Act (“Rule 144”) and (ii) in the case of sales under Rule 144, customary representation letters of the Holder and Holder’s broker regarding compliance with the requirements of Rule 144, the Company at its expense, (A) shall deliver the Shares so sold without any restrictive legends relating to the Securities Act (the “Unlegended Shares”); and (B) shall cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the unsold Shares, if any, to the Holder at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date. Transfer fees shall be the responsibility of the Holder.

(ii)           In lieu of delivering physical certificates representing the Unlegended Shares, if the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of Holder, so long as the certificates therefor do not bear a legend and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Holder’s broker with DTC through its Deposit/Withdrawal at Custodian system. Such delivery must be made on or before the Unlegended Shares Delivery Date but is subject to the cooperation of the Holder’s broker (the so-called DTC participant).

(iii)          The Holder agrees that the removal of the restrictive legend from certificates representing the Shares as set forth in this section is predicated upon the Company’s reliance that the Holder will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(g)          Rule 144. The Company agrees that until all the Shares have been sold under a Registration Statement or pursuant to Rule 144 or other available exemption from Securities Act registration requirements, it shall use its reasonable commercial efforts to keep current in filing all reports, statements and other materials required to be filed with the SEC to permit the Investors to sell the Shares under Rule 144. The Company shall use commercially reasonable efforts to facilitate sales of the Shares under Rule 144, including the delivery of customary transfer agent instructions to the Company’s transfer agent and causing its counsel to deliver any required opinion to the Company’s transfer agent if resales under Rule 144 are permissible under the Securities Act.

Article 4.
MISCELLANEOUS

(a)           Security. The obligations of the Company under this Note are secured by a lien on all of the assets of the Company as more fully described in the Security Agreement.

(b)           Taxes, Charges, and Expenses. The Company, at its own cost, shall report interest income, if any, to the IRS and/or other applicable tax authorities and to the Holder on a Form 1099-INT or other appropriate form in accordance with applicable law. The Company shall bear sole responsibility for any costs or fees in connection with the payment of Interest with respect to this Note, including, but not limited to, wire transfer fees, bank check fees and escrow agent fees.

(c)           Transferability. The Company may not assign this Note. This Note will be binding upon the Company and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder to anyone of its choosing without the Company’s approval, but subject to transfer restrictions under applicable law.

(d)           Prepayment. This Note may not be prepaid by the Company without the written consent of the Holder. Notwithstanding the foregoing, if the Company sells any of its securities, whether equity, equity-linked or debt securities (a “Capital Raising Transaction”), prior to the Maturity Date, then forty percent (40%) of the funds raised in such Capital Raising Transaction shall be used to pay down this Note and the other Payout Notes issued pursuant to the Contribution Agreement on a pro rata basis based upon the relative principal amounts of this Payout Note and the other Payout Notes; provided, however, that if the investors in such Capital Raising Transaction stipulate that the proceeds cannot be used to pay down indebtedness, then none of the proceeds of such Capital Raising Transaction shall be used to pay down the Payout Notes on an accelerated basis; provided further, however, that a committee consisting of board members Michael R. Stewart and Dennis M. McGrath unanimously consent to the use of proceeds from such Capital Raising Transaction.

(e)           WAIVER OF TRIAL BY JURY. COMPANY AND HOLDER HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS NOTE.

(f)          Mutilated, Destroyed, Lost or Stolen Notes. If this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note certificate. In the case of a mutilated or defaced Note certificate, the Holder shall surrender such Note certificate to the Company. In the case of any destroyed, lost or stolen Note certificate, the Holder shall furnish to the Company: (i) evidence to its satisfaction of the destruction, loss or theft of such Note certificate and (ii) such security or indemnity (which shall not include the posting of any bond) as may be reasonably required by the Company to hold the Company harmless.

(g)           Waiver of Demand, Presentment, etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder. The Company agrees that, in the event of an Event of Default, to reimburse the Holder for all reasonable costs and expenses (including reasonable legal fees of one counsel) incurred in connection with the enforcement and collection of this Note.

(h)           Payment. All payments with respect to this Note shall be made in lawful money of the United States of America, at the address of the Holder as of the date hereof or as designated in writing by the Holder from time to time. The receipt by the Holder of immediately available funds shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

(i)           Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

(j)           Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

(k)           Notices. All notices that are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing, in English and by personal delivery (if signed for receipt), by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or transmitted via electronic mail (following appropriate confirmation of receipt by return email, including an automated confirmation of receipt) and shall be deemed to have been made and the receiving Party charged with notice, when received except that if received after 5:00 p.m. (in the recipient’s time zone) on a Business Day or if received on a day that is not a Business Day, such notice, request or communication will not be effective until the next succeeding Business Day. All notices shall be addressed as follows:

If to the Company:

PhotoMedex, Inc.

2300 Computer Drive, Building G Willow Grove, PA 19090

Attention: Stephen Johnson

Email: sjohnson@photomedex.com

If to the Holder:

Dolev Rafaeli

5 Lambs Lane

Cresskill, NJ 07626

Email: dolev@photomedex.com

(l)           Governing Law; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement may be brought in the federal or state courts located in the County of New York in the State of New York, (ii) by execution and delivery, or receipt, of this Note , irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent that any service of process may be made (x) in the manner set forth in Article 4(k) of this Note, or (y) by any other method of service permitted by law.

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IN WITNESS WHEREOF, the Company has executed this Note as of the date and year first aforesaid.

PHOTOMEDEX, INC.

By:	/s/ Suneet Singal
Name: Suneet Singal
Title: Chief Executive Officer